QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of US Oncology Holdings, Inc. of our reports dated February 26, 2007 relating to the financial statements of US Oncology Holdings, Inc. as of December 31, 2006 and 2005 and for the years ended December 31, 2006 and 2005 and for the period from August 21, 2004 through December 31, 2004 (Successor) and the financial statements of US Oncology, Inc. as of December 31, 2006 and 2005 and for the years ended December 31, 2006 and 2005 and for the period from August 21, 2004 through December 31, 2004 (Successor) which appear in such Registration Statement. We hereby also consent to the use of our report dated July 26, 2005 relating to the financial statements of US Oncology Holdings, Inc. for the period from January 1, 2004 through August 20, 2004 (Predecessor) and our report dated March 11, 2005 relating to the financial statements of US Oncology, Inc. for the period from January 1, 2004 through August 20, 2004 (Predecessor) which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Houston, Texas
July 10, 2007

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM